EMPLOYMENT AGREEMENT

		THIS EMPLOYMENT AGREEMENT ("Agreement") is made and dated as of June 4, 1996, by and between INTRENET, Inc., an Indiana corporation ("Employer"), and John Delavan ("Employee").



W I T N E S S E T H



		WHEREAS, Employer desires to employ Employee as its President and Chief Executive Officer;



		WHEREAS, Employee desires to be assured of certain compensation and other benefits from Employer for his services over a defined term; and



		WHEREAS, Employer desires to provide such assurances to Employee on the terms and subject to the conditions set forth in this Agreement.



		NOW, THEREFORE, in consideration of these premises, the mutual covenants and undertakings herein contained, Employer and Employee, each intending to be legally bound, covenant and agree as follows:



		1.	Employment.  Upon the terms and subject to the conditions
set forth in this Agreement, Employer agrees to employ Employee as its President and Chief Executive Officer and Employee agrees to accept such employment.



		2.	Duties.  Employee agrees to serve as Employer's President
and Chief Executive Officer and to perform such duties in that office as may reasonably be assigned to him by the Employer's
Board of Directors (the "Board").  While employed by Employer,
Employee shall devote substantially all of his business time and efforts to Employer's business and shall not engage in any other business activities without the prior approval of the Board.



		3.	Term.  The term of this Agreement shall commence as of the
date hereof and continue through June 30, 1998, (such term, including any extension thereof shall herein be referred to as the "Term").



		4.	Base Compensation.  Employee shall receive a base salary of
$175,000.00 per annum ("Base Compensation") payable at regular intervals in accordance with Employer's normal payroll practices now or hereafter in effect.



		5.	Benefit Plans.  Employee shall be included as a participant
in all present and future employee benefit, retirement and
compensation plans generally available to employees of Employer, consistent with his Base Compensation and position with
Employer, including, without limitation, any pension plan,
401(k) Plan, Stock Option Plan, and hospitalization, major
medical, disability and group life insurance plans, upon the terms set forth in such plans, as amended from time to time.
Employer may amend or eliminate any such plan in its discretion to the extent permitted by law, as long as the change does not apply solely to Employee to the exclusion of all other
participants in such plan.



		6.	Options.  Concurrently with the execution of this
Agreement, the Incentive Compensation Committee of the Board administering the Employer's 1993 Stock Option and Incentive
Plan (the "Plan"), a copy of which has been provided to Employer, has granted to Employee options to purchase 100,000 shares of Employer's Common Stock at an initial exercise price equal to the closing price per share of the Common Stock as reported by NASDAQ for the trading date preceding the date of this Agreement, exercisable commencing six (6) months and one day after the date of grant through June 30, 2001 (the
"Options").  The Options shall be evidenced by a separate Stock
Option Agreement. In addition, the Committee shall grant to Employee additional options under the Plan to acquire 100,000 shares of Common Stock that will be conditioned upon achievement of targeted amounts for Employee's reported earnings per share to be agreed upon by Employee and the Board.



		7.	Expenses; Living Quarters; Automobile; Vacations.  So long
as Employee is employed by Employer pursuant to this Agreement, Employee shall receive reimbursement from Employer for all reasonable business expenses incurred in the course of his employment by Employer, upon submission to Employer of written vouchers and statements for reimbursement in accordance with Employer's policies and procedures. During the first two (2) years of the Term of this Agreement, Employer shall lease, at its expense, appropriate living quarters for Employee near
Employer's headquarters. Employer shall also furnish Employee with an appropriate automobile during the Term of this Agreement. Employee shall participate in Employer's vacation policies for senior executives and shall be entitled to three
(3) weeks of paid vacation per year during the Term of this Agreement.



		8.	Termination.  Subject to the respective continuing
obligations of the parties, Employee's employment may be terminated prior to the expiration of the Term of this Agreement as follows:



		a.	Employer, by action of its Board of Directors and upon
written notice to Employee, may terminate Employee's employment at any time effective immediately for cause. For purposes of this subsection 8a, "cause" shall be defined as any (i) dishonest or fraudulent conduct in connection with his employment, (ii) conviction of Employee by a federal or state court for the commission of a felony, (iii) repeated failure on the part of Employee to perform the duties assigned to him under this Agreement or any other duties assigned by the Board; or
(iv) unlawful taking or misappropriation of any material and substantial tangible or intangible property (other than corporate opportunities) or misappropriation of any corporate opportunity belonging to Employer or any subsidiary or in which any of them has an interest.

		b.	Employer, by action of its Board and upon thirty (30) days
written notice to Employee, may terminate Employee's employment without cause.



		c.	Employee, by written notice to Employer, may terminate his
employment at any time on thirty (30) days written notice to the Board.



		d.	Employee's employment shall terminate in the event of
Employee's death or disability. For purposes hereof, "disability" shall be defined as Employee's inability by reason of illness or other physical or mental incapacity to perform the duties required by his employment for any consecutive one hundred twenty (120) day period, provided that notice of any termination by Employer because of Employee's "disability" shall have been given to Employee prior to the full resumption by him of the performance of such duties.



		9.	Compensation Upon Termination or During Disability.  In the
event of termination of Employee's employment pursuant to
section 8 hereof, compensation shall continue to be paid to
Employee as follows:



		a.	In the event of termination pursuant to subsection 8a or
8c, compensation provided for herein (including Base
Compensation) shall continue to be paid, and Employee shall continue to participate in the employee benefit, retirement, and compensation plans and other perquisites as provided in sections
5, 6 and 7 hereof, through the date of termination specified in the notice of termination. Any benefits payable under insurance, health, retirement and bonus plans as a result of Employee's participation in such plans through such date shall be paid when due under those plans.



		b.	In the event of termination pursuant to subsection 8b
during the first two years of the Term of this Agreement, compensation provided for herein (including Base Compensation) shall continue to be paid, the Employee shall continue to participate in the employee benefit, retirement, and compensation plans and other perquisites as provided in sections
5, 6 and 7 hereof, through the date of termination specified in the notice of termination. Any benefits payable under insurance, health, retirement and bonus plans as a result of Employee's participation in such plans through such date shall be paid when due under those plans. In addition, Employee shall be entitled to receive from Employer after the date of termination an amount equal to the Base Compensation then being paid to Employee for the remaining portion of such two-year period. Such payments shall be in full satisfaction of Employer's remaining obligations to Employee under this Agreement.



		c.	In the event of termination pursuant to subsection 8d,
compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the employee benefit, retirement, and compensation plans and other perquisites as provided in sections
5, 6 and 7 hereof, (i) in the event of Employee's death, through the date of death, or (ii) in the event of Employee's disability, through the date of proper notice of disability as required by subsection 8d. Any benefits payable under insurance, health, retirement and bonus plans as a result of Employer's participation in such plans through such date shall be paid when due under those plans.



		10.	Notice of Termination.  Any termination of Employee's
employment with Employer as contemplated by section 8 hereof, except in the circumstances of Employee's death, shall be communicated by written "Notice of Termination" by the terminating party to the other party hereto. Any "Notice of Termination" pursuant to subsection 8a shall indicate the specific provisions of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.



		11.	Successors.  Should Employee die after termination of his
employment with Employer while any amounts are payable to him hereunder, this Agreement shall inure to the benefit of and be enforceable by Employee's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there if no such designee, to his estate.



		12.	Notice.  For purposes of this Agreement, notices and all
other communications provided for herein shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:



		If  to Employee:  	John Delavan
  					7457 Moss Canyon Road
  					Cherry Valley, IL  61016


		If to Employer:  	Intrenet, Inc.
  					400 TechneCenter Drive
  					Milford, Ohio 45150
  					Attn:  Chairman of the Board


or to such address as either party hereto may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.



		13.	Indiana Law.  The validity, interpretation, and
performance of this Agreement shall be governed by the laws of the State of Indiana.



		14.	Amendment and Waiver.  No provision of this Agreement may
be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and Employer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.



		15.	Severability.  The invalidity or unenforceability of any
provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain in full force and effect.



		16.	Assignment.  This Agreement is personal in nature and
neither party hereto shall, without consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in section 11.





		IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.







						INTRENET, INC.


						By:   /s/  Edwin H. Morgens
						Edwin H. Morgens,
						Chairman of the Board
						         "Employer"



						By:   /s/  John Delavan
						John  Delavan
					     	      "Employee"